UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant  [  ]

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[  ]          Definitive Proxy Statement
[X]         Definitive Additional Materials
[  ]          Soliciting Material Pursuant to Section 240.14a-12

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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           4) Proposed maximum aggregate value of transaction: $30,000
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November 1, 2013

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Re:           WNC Housing Tax Credit Fund V, L.P., Series 3 (the “Partnership”)

Link to Consent Solicitation: http://www.wncinc.com/Downloads/Investor/Proxies/NF5-3.pdf

Dear Registered Rep:

Please know that a Consent Solicitation Statement dated November 1, 2013 (the “Solicitation”) is being sent to your client(s) in regards to a proposed sale of the Partnership’s interest (the “Broadway LP Interest”) in Broadway Apartments, Limited Partnership, a New Mexico limited partnership (“Broadway Apartments”). In the aggregate, the original Limited Partners have received a net Federal tax credit return of approximately 136.1% of invested capital. Following the sale, the Partnership would be liquidated and its affairs wound up (the “Termination”).

The Managing General Partner (“MGP”) is recommending the Solicitation because the MGP believes the Partnership has maximized the principal benefits of owning the Broadway LP Interest, in particular, generating for the Limited Partners low-income housing tax credits. Other reasons for the recommendation include:

•	A sale of the Broadway LP Interest may allow Limited Partners to use their unused passive losses to offset the gain from the sale.
•	The Termination will eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership.
•	The Broadway LP Interest no longer produces tax credits, which was a principal benefit of investing in the Broadway LP Interest.
•	It is now possible to sell the Broadway LP Interest without a recapture of prior tax credits.

714.662.5565 714.662-4412 F 17782 Sky Park Circle, Irvine, California 92614
wncinc.com

•
The appraised value of the apartment housing of Broadway Apartments as set forth in the appraisal report as of October 12, 2012 was $875,000, and in the valuation update as of April 25, 2013 was $1,610,000. In order for the Limited Partners to receive any distribution on a sale, based on the current obligations of Broadway Apartments and the Partnership, either

o	the apartment complex would have to be sold for an amount in excess of $4,268,000, or
o	the Broadway LP Interest would have to be sold for an amount in excess of $2,255,000.
•	One of the two mortgage loans can only be prepaid with consent of the lender, and on payment of a premium. This loan has a balloon payment due in July 2015.
•	The apartment complex is more than 15 years old and is in need of capital improvements and upgrades.
•	Maintenance and administrative expenses associated with an aging apartment complex will continue to increase.

Please feel free to contact Investor Services by phone or via email at investorservices@wncinc.com with any further questions or concerns.  A hard copy of the Solicitation is available upon request.

Regards,
Investor Services
WNC & Associates, Inc.

CLIENT LIST: «Merged»